UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2011

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	33-0557266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Spring Street, Suite 520, Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

(a)	Prior Independent Registered Public Accounting Firm

On November 4, 2011, pursuant to a recommendation from its Audit Committee, the Board of Directors (the “Board”) of Synageva BioPharma Corp. (“Synageva”) dismissed Ernst & Young LLP (“E&Y”) as its principal independent registered public accounting firm, effective immediately after Synageva files its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2011. E&Y served as the independent registered accounting firm for Synageva’s predecessor, Trimeris, Inc. (“Trimeris”), prior to the reverse merger between Trimeris and a private company formerly known as Synageva BioPharma Corp. (“Former Synageva”), which closed on November 2, 2011 (the “Merger”) and resulted in stockholders of Former Synageva owning approximately 75% of the combined company.

The audit reports of E&Y on the financial statements of Trimeris as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, the audit reports of E&Y on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Trimeris’ fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through November 10, 2011, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction would have caused E&Y to make reference to the subject matter of such disagreements in connection with its reports on Trimeris’ consolidated financial statements for such years.

There were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K during Trimeris’ fiscal years ended December 31, 2010 and 2009 and the interim period through September 30, 2011.

Synageva has provided E&Y with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested E&Y to furnish Synageva with a letter addressed to the SEC stating whether or not E&Y agrees with the above statements. A copy of the letter received from E&Y in response to such request, which is dated November 10, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New Independent Registered Public Accounting Firm

Based on the recommendation of the Audit Committee of the Board, Synageva has engaged PricewaterhouseCoopers LLP (“PwC”) as Synageva’s new independent registered public accounting firm for its fiscal year ending December 31, 2011, effective upon the filing of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011. Through November 2, 2011, PwC served as the independent registered accounting firm for Former Synageva.

During Trimeris’ two most recent fiscal years and through November 4, 2011, Trimeris had not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, other than in connection with the Merger; or the type of audit opinion that might be rendered on Trimeris’ financial statements, and neither a written report was provided to Trimeris or oral advice was provided that PwC concluded was an important factor considered by Trimeris in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sanj K. Patel

On November 4, 2011, the Board approved the terms of a new employment agreement with Sanj K. Patel, its President and Chief Executive Officer, effective as of November 2, 2011. Under his agreement, Mr. Patel will receive a base salary of no less than $485,000 per year, an annual cash bonus with a target level of 60% of his annual base salary with a minimum payout level of 25% of his annual base salary. Synageva may also grant Mr. Patel equity awards each year. The corporate and individual performance targets related to Mr. Patel’s cash bonus and the terms and conditions of his equity awards are to be determined by the Compensation Committee of the Board.

If Synageva or Mr. Patel, as applicable, terminates Mr. Patel’s employment without cause or for good reason, each as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Mr. Patel by 18 months and Mr. Patel will receive (i) a lump sum equal to 18 months of his base salary plus his incentive pay; (ii) a pro-rata share of his incentive pay for the year in which the termination occurs and (iii) a one-time bonus of $25,000. If Synageva or Mr. Patel, as applicable, terminates Mr. Patel’s employment without cause or for good reason during the 12 months following a change of control, as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Mr. Patel by 18 months and Mr. Patel will receive (i) a lump sum equal to 24 months of his base salary plus his incentive pay; (ii) a pro-rata share of his incentive pay for the year in which the termination occurs and (iii) a one-time bonus of $25,000.

Carsten Boess

On November 4, 2011, the Board approved the terms of a new employment agreement with Carsten Boess, its Senior Vice President and Chief Financial Officer, effective November 2, 2011. Under his agreement, Mr. Boess will receive a base salary of $310,000 per year and Mr. Boess will be eligible to receive an annual cash bonus of up to 35% of his annual base salary.

If Synageva terminates Mr. Boess’ employment without cause, as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Mr. Boess by 12 months and Mr. Boess will receive (i) a lump sum equal to nine months of his base salary and (ii) a pro-rata share of his incentive pay for the year in which the termination occurs. If Synageva terminates Mr. Boess without cause during the 12 months following a change of control, as defined in the agreement, Mr. Boess will receive (i) a lump sum equal to 12 months of his base salary; (ii) a lump sum equal to the annual incentive pay target for the year in which the termination occurs and (iii) a one-time bonus of $16,500.

Eric Grinstead

On November 4, 2011, the Board approved the terms of a new employment agreement with Eric Grinstead, its Senior Vice President, Commercial Operations, effective November 2, 2011. Under his agreement, Mr. Grinstead will receive a base salary of $281,004 per year and Mr. Grinstead will be eligible to receive an annual cash bonus of up to 35% of his annual base salary.

If Synageva terminates Mr. Grinstead’s employment without cause, as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Mr. Grinstead by 12 months and Mr. Grinstead will receive (i) a lump sum equal to nine months of his base salary and (ii) a pro-rata share of his incentive pay for the year in which the termination occurs. If Synageva terminates Mr. Grinstead without cause during the 12 months following a change of control, as defined in the agreement, Mr. Grinstead will receive (i) a lump sum equal to 12 months of his base salary; (ii) a lump sum equal to the annual incentive pay target for the year in which the termination occurs and (iii) a one-time bonus of $16,500.

Anthony G. Quinn

On November 4, 2011, the Board approved the terms of a new employment agreement with Anthony G. Quinn, its Senior Vice President and Chief Medical Officer, effective November 2, 2011. Under his agreement, Dr. Quinn will receive a base salary of $351,390 per year and Dr. Quinn will be eligible to receive an annual cash bonus of up to 40% of his annual base salary.

If Synageva terminates Dr. Quinn’s employment without cause, as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Dr. Quinn by 12 months and Dr. Quinn will receive (i) a lump sum equal to 12 months of his base salary and (ii) a pro-rata share of his incentive pay for the year in which the termination occurs. If Synageva terminates Dr. Quinn without cause during the 12 months following a change of control, as defined in the agreement, Dr. Quinn will receive (i) a lump sum equal to 12 months of his base salary; (ii) a lump sum equal to the annual incentive pay target for the year in which the termination occurs and (iii) a one-time bonus of $16,500.

Mark Goldberg

On November 4, 2011, the Board approved the terms of a new employment agreement with Mark Goldberg, its Senior Vice President, Product Development effective November 2, 2011. Under his agreement, Dr. Goldberg will receive a base salary of $320,000 per year and Dr. Goldberg will be eligible to receive an annual cash bonus of up to 40% of his annual base salary.

If Synageva terminates Dr. Goldberg’s employment without cause, as defined in the agreement, Synageva will accelerate the vesting of all unvested equity previously granted to Dr. Goldberg by 12 months and Dr. Goldberg will receive (i) a lump sum equal to 12 months of his base salary and (ii) a pro-rata share of his incentive pay for the year in which the termination occurs. If Synageva terminates Dr. Goldberg without cause during the 12 months following a change of control, as defined in the agreement, Dr. Goldberg will receive (i) a lump sum equal to 12 months of his base salary; (ii) a lump sum equal to the annual incentive pay target for the year in which the termination occurs and (iii) a one-time bonus of $16,500.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Sanj K. Patel.

10.2	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Carsten Boess.

10.3	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Eric Grinstead.

10.4	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Anthony Quinn.

10.5	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Mark Goldberg.

16.1	Letter dated November 10, 2011 from Ernst & Young LLP to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel President and Chief Executive Officer

Date: November 10, 2011

Exhibit Number	Description

10.1	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Sanj K. Patel.

10.2	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Carsten Boess.

10.3	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Eric Grinstead.

10.4	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Anthony Quinn.

10.5	Employment Agreement, effective as of November 2, 2011, between Synageva BioPharma, Corp. and Mark Goldberg.

16.1	Letter dated November 10, 2011 from Ernst & Young LLP to the U.S. Securities and Exchange Commission.